EXHIBIT 31.3

PARKER DRILLING COMPANY
RULE 13a-14(a)/15d-14(a) CERTIFICATION

I, Gary G. Rich, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K for the period ended December 31, 2018, of Parker Drilling Company (the registrant); and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2019

/s/ Gary G. Rich
Gary G. Rich
President and Chief Executive Officer